EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 of Phyhealth Corporation of our report dated May 21, 2009 on the financial statements of Phyhealth Underwriterrs, Inc., as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 and for the period from July 1, 2005 (Inception) to December 31, 2008, and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
May 17, 2010